Exhibit (e)(2)

FORM OF

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this “Agreement”) is entered into by and between                                      (the “Participant”) and Legg Mason Investor Services, LLC (the “Distributor”), principal underwriter of the Trust and its separate series listed on Annex A hereto (each, a “Fund” and collectively, the “Funds”). Capitalized terms used herein and not otherwise defined have the meaning assigned to them in Section 14 of this Agreement.

WHEREAS, the Trust is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;

WHEREAS, the Trust offers shares of the Funds, each constituting individual investment portfolios that relate solely to the assets specifically allocated to such portfolios;

WHEREAS, each Fund is listed for trading on one or more U.S. national securities exchanges or associations and operates as an “Exchange Traded Fund” or “ETF”;

WHEREAS, the Distributor serves as the principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of each Fund of the Trust (“Shares”);

WHEREAS, The Bank of New York Mellon acts as the transfer agent for the Trust (the “Transfer Agent”);

WHEREAS, the Shares of each Fund offered by the Trust (now or in the future) may be directly purchased from or redeemed to the Trust at a price based on the NAV per Share (subject to applicable Law and the terms hereof) only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor; and

WHEREAS the Distributor and the Participant intend that the Trust shall be a third party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.	ORDERS FOR PURCHASE AND REDEMPTION GENERALLY

a.

Participant Status. In connection with each Order to purchase or redeem Shares directly with the Trust at their NAV, the Participant shall be deemed to repeat and affirm each of the covenants, representations and warranties made by Participant made in Section 6 hereof.

b.

Creation Units. Shares of a Fund may only be purchased or redeemed by a Participant directly from the Trust, through the Distributor, in aggregations constituting a Creation Unit. The number of Shares of a Fund constituting a Creation Unit will be stated in the Prospectus of the Trust relating to that Fund.

c.

Authority to Transact. The Participant is authorized to purchase and redeem Creation Units only of the Funds listed on Annex A hereto, subject to applicable Law and the terms hereof. The Participant acknowledges and agrees that the Trust and/or the Distributor may amend Annex A from time to time in their sole discretion; provided that the Distributor makes reasonable efforts to provide notice to the Participant of any such amendment.

d.

Funds May Have Different APs. The Participant acknowledges and agrees that one or more other participants may be granted the right to purchase or redeem Shares of a particular Fund and that the Funds for which Participant serves as a participant may be different than the Funds for which other participants serve as participant.

e.

Procedures for Orders. The procedures for placing and execution of Purchase Requests and Redemption Orders are described in the Prospectus for each Fund and in the Participant Supplement. All Orders shall be placed and executed in accordance with the terms and procedures set forth in the Prospectus and the Participant Supplement. Orders received in proper form in accordance with such terms and procedures shall be processed at the NAV per Share of the relevant Fund next determined after such Order is received in proper form, as determined by the Distributor in its sole discretion. The Participant acknowledges and agrees that the Funds may determine their NAV per Share at different times and certain Funds may establish procedures regarding the time that Orders are placed by the Participant. The Participant agrees to comply with any and all requirements stated in the Prospectus and in the Participant Supplement to the extent applicable to it. The Trust and the Distributor reserve the right to revise or augment the procedures relating to the manner of purchasing or redeeming Creation Units at any time. The Distributor will make commercially reasonable efforts to provide notice to the Participant of any changes to the Participant Supplement with respect to the placement of Orders. The Participant agrees to comply with such procedures as they may be revised or augmented from time to time. Revised or augmented procedures shall not apply retroactively to Orders submitted prior to such time the Distributor has sent notice of such change in procedure, unless required by applicable Law.

f.

Consent to Recording. It is contemplated that the phone lines, websites or other electronic portals used by the Distributor, the Trust, the Transfer Agent, the Participant or their Affiliated Persons with respect to any Orders may be recorded, and the Parties hereby consent to the recording of all calls and electronic transactions in respect of Orders with any of those Parties and by the Transfer Agent. The Parties agree that either Party and the Transfer Agent may use such recordings in connection with any dispute or proceeding relating to this Agreement.

In the event that the Distributor, the Trust, the Participant or their Affiliated Persons become legally compelled to disclose to any third party any such recordings, such disclosing Party agrees to provide each recorded Party with reasonable advance written notice identifying the recordings to be so disclosed.

g.

Irrevocability. All Orders are irrevocable and considered final when placed by a Participant. Accordingly, the Participant acknowledges and agrees that it may not be possible to cancel or modify an Order once the Participant has placed it, and the Participant agrees to exercise caution before placing all Orders. Any attempt the Participant makes to revise or cancel an Order may be deemed a request to place a new Order that may modify or cancel the previous Order, at the sole discretion of the Trust. The Participant shall be responsible for any and all reasonable expenses and costs incurred by the Trust in connection with any modified or cancelled Order. It is acknowledged and agreed that the Trust, and the Distributor on behalf of the Trust, has the absolute right to reject any Purchase Request or Redemption Order (to the extent permitted by Law and the Prospectus) transmitted to it by the Distributor. It is further acknowledged and agreed that the Transfer Agent may reject any Purchase Request or Redemption Order not received in the form designated by the Trust or the Distributor. The Distributor shall notify the Participant as soon as reasonably practicable of any such rejection of an Order. It is acknowledged and agreed that notice may not be reasonably practicable until after the time the Distributor stops accepting Orders for that day. The Distributor or the Transfer Agent, as applicable, will promptly return to the Participant upon rejection of an Order to purchase or redeem Shares all consideration, including Shares and any Cash Amount (in the case of a Redemption Order), Deposit Instruments and/or cash (if applicable) and the Cash Amount (in the case of a Purchase Request) tendered by the Participant in connection with such Order.

h.

Prospectus and Trade Confirmation Delivery. The Participant consents to the delivery of the Prospectus, trade confirmations, annual or semi-annual or other periodic reports regarding the Funds, shareholder information and notices and other information regarding the Funds (“Fund Information”) electronically. The Participant agrees to maintain a valid email address, software applicable for reading such documents in “PDF” format (or other equivalent format that the Funds may use from time to time) and continuous internet access for purposes of receiving the Fund Information and further agrees to promptly notify the Distributor if its email address for this purpose changes. The Participant may, at any time, request reasonable quantities of paper copies of the Fund Information and any supplements or amendments thereto or recirculation thereof, and the Distributor agrees to provide them promptly to the Participant. Participant shall deliver, or cause to be delivered, a copy of the Prospectus to shareholders as required by applicable Law.

2.	EXECUTION OF PURCHASE REQUESTS

a.

Portfolio Deposit. To effect the purchase of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, on behalf of the Fund, the Deposit Instruments or cash, in circumstances where the Trust determines to require an all-

cash creation process, plus any applicable Cash Amount. The Participant understands that a Creation Unit will not be issued until the requisite number of Deposit Instruments and the Cash Component or, if applicable, cash in the amount required by the Trust for a cash creation, as well as applicable transaction fees, are transferred to the Trust on or before the Contractual Settlement Date for the Order, in accordance with the terms of the Prospectus and the Participant Supplement. The Participant agrees that any Cash Component and any Cash Amount payable to the Fund will be made available to the Trust, on behalf of the Fund, in immediately available same day funds.

b.

Cash in Lieu. The Trust may, in its sole discretion (as limited by its ETF Exemptive Order), permit or require the substitution of an amount of cash to be added to any Cash Amount to replace any Deposit Instrument (“cash in lieu”).

c.

Delivery of Collateral or Portfolio Deposit. As described in the Prospectus and the Participant Supplement from time to time, in the event that the basket of Deposit Instruments to be delivered by the Participant in connection with any Purchase Request are missing some of the required Deposit Instruments on the Contractual Settlement Date for such Purchase Request, the Distributor, the Trust and the Transfer Agent may agree not to treat such Purchase Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, in anticipation of delivery of all or a portion of the requisite Deposit Instruments, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in an amount not less than 105% of the market value of the missing Deposit Instruments. The Trust may, in its discretion, require additional cash collateral to be posted if, in the sole discretion of the Trust, the Deposit Instruments to be delivered warrant an increased collateral ratio or the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered instrument. Such cash collateral shall be marked-to-the-market daily so that the amount posted is never less than 105% (or such higher percentage as determined by the Trust) of the market value of the missing Deposit Instruments until the earlier of the acquisition of such Deposit Instruments by the Trust (a “buy-in”) or delivery of the missing Deposit Instruments by the Participant. The Fund may at anytime effect a buy-in with respect to the missing Deposit Instruments and use such cash collateral to purchase the missing Deposit Instruments without further consultation with the Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts and/or Cash Components, in connection with Purchase Requests by such Participant or any Participant Client or other person submitting a Purchase Request through Participant. The Participant understands and agrees that in the event collateral or the Portfolio Deposit are not fully transferred to the Trust by the time specified, a Purchase Request may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund or the Distributor related to the cancelled Purchase Request.

d.

Rejection of Purchase Requests. The Trust or the Distributor may reject any order to purchase Creation Units for any reason, including if an order to purchase Shares is not submitted in proper form, and the Transfer Agent may reject an order not received in the form designated by the Trust or the Distributor. In addition, a Fund expects to reject a purchase request transmitted to it by the Distributor if: (a) the Participant or Participant Client or group of Participants or Participant Clients, upon obtaining the Creation Units of Shares of a Fund, would own eighty percent (80%) or more of the outstanding Shares of such Fund; (b) the acceptance of the Deposit Instruments would have certain adverse tax consequences, such as causing the Fund to no longer to meet regulated investment company status under the Code for federal tax purposes; (c) the acceptance of the Deposit Instruments would, in the opinion of the Fund, be unlawful, as in the case of a purchaser who was banned from trading in securities; (d) the acceptance of the Deposit Instruments would otherwise, in the discretion of the Fund, or its investment adviser or sub-adviser, have an adverse effect on the Fund or on the rights of the Fund’s beneficial owners; or (e) there exist circumstances outside the control of the Fund that make it impossible to process purchases of Creation Units of Shares for all practical purposes. The Participant acknowledges that the Trust or the Distributor on behalf of the Trust reserve the right to suspend sales of Shares in accordance with the terms of the Prospectus and applicable Law.

e.

Instructions. Solely with respect to Orders for the purchase or redemption of Creation Units through the CNS Clearing Process, the Participant, as a Participating Party, hereby authorizes the Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including with respect to Deposit Instruments, Shares and Cash Amounts, as necessary, with respect to the creation and redemption of Creation Units, consistent with the instructions issued by the Participant to the Distributor or Transfer Agent for Purchase Requests or Redemption Orders. The Participant agrees to be bound by the terms of such instructions issued by the Distributor or Transfer Agent on behalf of the Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

f.

Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client and any other person for which it acts that upon delivery of a portfolio of Deposit Instruments to the Custodian and/or the relevant subcustodian for the benefit of the Trust in accordance with the terms of the Prospectus, the Trust will acquire good, marketable and unencumbered title to such securities or instruments, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities or instruments imposed by (a) any agreement or arrangement entered into by the Participant or any Participant Client, or (b) any provision of the 1933 Act, and any regulations thereunder (except that (I) securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if

(1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is included by a Fund as a Deposit Instrument (a “Rule 144A Security”)), or of the applicable laws or regulations of any other applicable jurisdiction and (c) any such securities being “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act, in the hands of the Participant immediately prior to any such delivery. This representation excludes restriction due to the status of the Trust, any of the Funds or the Funds’ investment adviser.

g.

Corporate Actions. With respect to any Purchase Request, the Trust, on behalf of each applicable Fund, shall return to the Participant or the Participant Client any dividend, distribution, interest or other corporate action paid to the Trust in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Request in proper form, should have been paid to the Participant or the Participant Client in accordance with the terms of the instrument or corporate action. Likewise, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Request in proper form, should have been paid to the Trust. The Trust is entitled to reduce the amount of money or other proceeds due to the Participant or Participant Client that, based on the valuation of such Deposit Instrument at the time of transfer, should be paid to the Trust, in accordance with the terms of the instrument or corporate action. If the Trust so reduces the amount of money or other proceeds due to the Participant or the Participant Client, the Participant is entitled, in turn, to retain such dividend, distribution, interest or other corporation action.

h.

Ownership of Deposit Securities. Notwithstanding anything to the contrary contained herein, and subject to the provisions of paragraph c. of this Section 2, for the purposes of the laws of the State of New York, the Participant agrees that this Agreement is a contract for the sale of the Deposit Instruments in praesenti, and that ownership of, and all attendant rights to and benefits of, the Deposit Instruments shall be vested in the Trust as of the Business Day on which the Trust receives and accepts the related Purchase Request in proper form and in accordance with the foregoing terms and procedures.

3.	EXECUTION OF REDEMPTION ORDERS

a.

Creation Units. To effect the redemption of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, the requisite number of Shares comprising the number of Creation Units being redeemed plus any applicable Cash Amount and/or Cash Component. Proceeds of a redemption of a Creation Unit shall consist of Redemption Instruments and/or any applicable Cash Amount, less any applicable Cash Component. As described in the Prospectus and the Participant Supplement, in the event that some or all of the Shares comprising a Creation Unit to be delivered by the Participant in connection with any Redemption Order are missing on the Contractual Settlement date for such redemption Order, the Distributor, the Trust and the Transfer Agent may agree not to treat such redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, for the benefit of a Fund in anticipation of delivery of all or a portion of the Creation Unit, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in an amount not less than 105% (or such higher percentage as determined by the Trust in its sole discretion) of the market value of the missing Shares. The Trust may require additional cash collateral to be posted if, in the sole discretion of the Trust, the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered Shares. Such cash collateral shall be marked-to-the-market daily so that the amount posted is never less than 105% (or such higher percentage as determined by the Trust in its sole discretion) of the market value of the missing Shares until the earlier of a buy-in by the Trust or delivery of the missing Shares by the Participant. The Fund may at anytime effect a buy-in with respect to the missing Shares and use such cash collateral to purchase Shares without further consultation with Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Components, in connection with any Redemption Orders by such Participant or any Participant Client or other person submitting a Redemption Order through Participant.

b.

Cash in Lieu. The Trust may, in its sole discretion (as limited by its ETF Exemptive Order), permit or require the substitution of an amount of cash to be added to any Cash Amount to replace any Redemption Instrument (“cash in lieu”).

c.

Delivery of Shares. The Participant understands and agrees that in the event Shares are not transferred to the Trust (or the Custodian for the benefit of the Trust) by the time specified, a Redemption Order may be cancelled by the Trust and the Participant will be solely responsible for all expenses and costs incurred by the Trust and/or the Distributor related to a cancelled Order submitted by the Participant for itself, a Participant Client or any other person. The Distributor will provide notice to the Participant, as soon as reasonably practicable, of any such cancellation of a Redemption Order submitted by the Participant.

d.

Legal and Beneficial Ownership. The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it or the Participant Client, as the case may be, owns outright or has full legal authority and legal right to tender for redemption the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit and to the entire proceeds of the redemption and that such Shares have not been sold short, loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting the Participant’s ability to tender the Shares for redemption and the Fund’s ability to settle the Redemption Order on the Contractual Settlement Date and to take legal or beneficial ownership of such Shares pursuant to the redemption. In the event that the Distributor and/or the Trust have reason to believe that the Participant does not have the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit, the Distributor and/or the Trust may require the Participant to deliver or execute supporting documentation in order for the Redemption Order to be in proper form. Failure to deliver or execute the requested supporting documentation may result in a Participant’s Redemption Order being rejected as not in proper form.

e.

Corporate Actions. With respect to any Redemption Order, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to it or a Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should have been paid to the Fund. It is acknowledged and agreed that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution, interest or other corporate action to be paid to the Participant or to the Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should be paid to the Fund. Likewise, the Trust, on behalf of the applicable Fund, shall to return to the Participant or any Participant Client any dividend, distribution, interest or other corporate action paid to it in respect of any Share that is transferred to the Trust, on behalf of the applicable Fund, that, based on the valuation of such Share at the time of transfer, should have been paid to the Participant or the Participant Client.

f.

Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Redemption Order, the Participant hereby agrees that it will make available or transfer cash in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp tax or duty, sales or use tax, recording tax, value added tax and other similar governmental charges, fees and expenses payable upon the transfer of beneficial ownership of the Redemption Instruments or the Shares (regardless of whether such stamp tax or similar fee is imposed by law on the Fund so that such deduction reflects a reimbursement of the Fund). Payment of stamp tax or duties, transfer tax, sales or use tax, recording tax, value added tax and similar governmental charges, taxes, fees and expenses payable upon transfer of beneficial ownership of the Redemption Instruments or the Shares shall be the sole responsibility of the Participant and not of the Trust and, to the extent that the Trust, the Distributor or their agents are required by Law to pay any such tax or charge, the Participant agrees promptly to indemnify the Trust or the Distributor, as applicable, for any such payment, together with any applicable penalties, additions to tax or interest thereon. This Section 3(f) shall survive termination of this Agreement. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component will be received by the Trust in immediately available same day funds on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust.

4.	BENEFICIAL OWNERSHIP LIMITATION

The Participant represents, warrants and covenants to the Distributor, the Transfer Agent and the Trust that:

a.

immediately after each acquisition of Shares by the Participant pursuant to this Agreement (based upon the number of outstanding Shares of such Fund made publicly available by the Trust) either: (i) it does not hold for its account or for the account of any Beneficial Owner of Shares of the relevant Fund, including, without limitation, the account of any Participant Client for which the Participant is acting in respect to such Redemption Order, eighty percent (80%) or more of the outstanding Shares of such relevant Fund or (ii) if it does hold for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio of Deposit Instruments transferred to the Fund with respect to a Purchase Request in such Fund different from the fair market value of such Deposit Instruments on the date of such Purchase Request. This representation and warranty shall be deemed repeated with respect to each Order for one or more Creation Units of Shares of any Fund. The Trust and the Transfer Agent and Distributor shall have the right to require information from the Participant regarding Share ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner or the ownership by such Participant or Participant Client in a circumstance that would not result in the Fund acquiring a basis in the Deposit Instruments that is different from the fair market value of such Deposit Instruments on the date of such Purchase Request as a condition to the acceptance of a deposit of Deposit Instruments.

b.

immediately after each acquisition of a Rule 144A Security by the Participant pursuant to this Agreement, it or any Beneficial Owner of the Rule 144A Security will be a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

c.

it has established an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the U.S. trade and economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Asset Control and against any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations. The Participant also agrees to provide any information about itself (including the Participant’s beneficial ownership) that may be requested by Distributor to fulfill Distributor’s know-your-customer and customer identification obligations. Any change in the foregoing shall result in the automatic termination of this Agreement, and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of such change.

5.	AUTHORIZED PERSONS

a.

Phone Orders and Website Orders. Except as otherwise provided herein, Orders shall be placed by the Participant in accordance with the Prospectus and the procedures set out in the Participant Supplement, each as currently in effect. It is acknowledged and agreed that these procedures may be revised, supplemented and updated from time to time and made available in the Prospectus and/or the Participant Supplement.

b.

Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Trust and/or the Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent, a certificate (the form of which is set out in Annex B) signed by the Participant’s Secretary or other duly authorized official setting out the names, titles, signatures, e-mail addresses and telephone and facsimile numbers of all Authorized Persons. Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding or amended certificate or other notice in a form approved by the Trust bearing a subsequent date. It shall be the responsibility of the Participant to ensure that the Distributor has a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and the Transfer Agent.

c.

PIN Numbers. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. The Participant represents and warrants that it has (or will establish), and will maintain, safeguards and controls against the unauthorized access to and use of PIN Numbers and that such safeguards and controls are commercially reasonable and not less than equivalent to those used by the Participant to safeguard information about its own business. If for some reason an Authorized Person’s PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued. The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent. Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant and the Transfer Agent. Upon receipt of notice of termination of the authority of an Authorized Person from the Participant, the Transfer Agent shall deactivate the PIN Number of such Authorized Person. The Distributor and Transfer Agent shall be entitled to assume that all instructions issued using the Participant’s PIN Number have been properly placed by an Authorized Person. The Participant will immediately notify the Trust and the Distributor of any actual, probable or reasonably suspected breach of security of its systems and/or of any actual, probable or reasonably suspected unauthorized access to a PIN Number (each, a “Security Breach”) by sending notice to cybersecurity@leggmason.com. The Participant, at its sole cost, shall: (i) promptly investigate, remedy and take any other action it or the Trust or the Distributor reasonably deems necessary regarding any Security Breach and any dispute, inquiry or claim that concerns the Security Breach; and (ii) shall provide reasonable assurance to the Trust and the Distributor that such Security Breach will not recur. The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number, unless the Participant shall have notified the Transfer Agent in writing a reasonable time prior thereto that such person is not an Authorized Person as provided above and such notification has been received by the Transfer Agent. This limitation of liability shall survive termination of this Agreement.

6.	CERTAIN REPRESENATIONS AND WARRANTIES OF PARTICIPANT AND/OR DISTRIBUTOR

a.

Ability to Enter Into Agreement. Each of the Participant and Distributor hereby represents and warrants that it (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, and (iii) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and has taken all necessary action required by its governing documents or other applicable requirements of Law to authorize the execution, delivery and performance of this Agreement. Each of the Participant and Distributor hereby represents and warrants that this Agreement, when executed and delivered by the Participant or the Distributor, as applicable, will constitute a legal, valid and binding obligation of it and be enforceable against it in accordance with the terms of the Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

b.

Clearing Status. The Participant hereby represents and warrants that with respect to all Orders for the creation or redemption of Creation Units of any Fund, (i) it is a DTC Participant, (ii) it has the ability to transact through the CNS Clearing Process, and (iv) it has the ability to transact outside the CNS Clearing Process through such processes designated by such Fund. The Participant clears through NSCC numbers [                ] (CNS) and [                ] (DTC). Participant shall give prompt written notice to the Distributor and the Trust of any change in the status of the Participant with respect to this Section 6(b) and the Distributor shall have the right to terminate this Agreement upon such change in status.

c.

Broker Dealer Status. The Participant hereby covenants, represents and warrants that it is (i) registered with the SEC as a broker-dealer under the 1934 Act and a member of FINRA, or exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; and (ii) registered, licensed or otherwise qualified to act as a broker or dealer in the states or other jurisdictions where it conducts its activities or its otherwise exempt. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and NASD/FINRA Conduct Rules of FINRA, to the extent such laws, rules and regulations relate to Participant’s Orders, offers and sales and related transactions in, and activities with respect to, the Shares, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

d.

Foreign Status. If the Participant is offering and selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth in the preceding paragraph, the Participant nevertheless agrees to observe the applicable Law of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the NASD/FINRA Conduct Rules to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares. Notwithstanding anything to the contrary herein, the Participant represents, warrants and covenants to the Distributor that Participant is an entity organized in the United States and all Orders will be placed within the United States.

e.

Potential Distributor Status. The Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws, rules and regulations. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Distributor and the Trust hereby caution Participant that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

f.

Third-Party Platforms. The Participant understands, acknowledges and agrees that Orders in Shares may be effected through an electronic or other platform maintained by an affiliate of the Transfer Agent or another third-party. The Participant hereby covenants, represents and warrants that it shall abide by the terms and conditions for the use of any such platforms, including, without limitation, any limitations placed on the Participant’s use of such platforms and any confidentiality provision or security procedure associated with such platforms, in each case in accordance with the terms of the agreement governing such platforms.

7.	ROLE OF PARTICIPANT

a.

Independent Contractor. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Distributor in any matter or in any respect. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares or to offer or sell the Shares. The Participant agrees to make itself and its employees available upon request during normal business hours to consult with a Fund or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b.

Maintenance of Records. The Participant agrees to maintain records of all Orders relating to Shares made by or through it as required by applicable Law, and to furnish copies of such records to the Trust or the Distributor upon the reasonable request of the Trust or the Distributor.

8.	MARKETING MATERIALS AND REPRESENTATIONS

a.

The Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those consistent with in the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Trust or the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Trust or the Distributor and such other information and materials as may be approved in writing by the Trust or the

Distributor. The Participant understands that the Trust and the Funds will not be advertised or marketed as open-end investment companies (i.e., as mutual funds) which offer redeemable securities, and that any advertising materials will prominently disclose that the individual Shares are not redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that Shares are not individually redeemable and that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only.

b.

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports and other similar material that includes information, opinions or recommendations relating to the Shares, provided that such materials comply with applicable Law.

c.

Participant agrees that, so long as this Agreement remains in effect, it may be identified or named as an “Authorized Participant,” or any similar designation, in any materials relating to any Fund, the Trust or as may be necessary to meet applicable legal requirements.

9.	IRREVOCABLE PROXY

a.

Appointment of Irrevocable Proxy. The Participant, from time to time, may be a beneficial owner and/or an owner of record of Shares. To the extent that it is a beneficial owner of Shares, the Participant does hereby irrevocably appoint the Distributor as its true and lawful attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially owned Shares of each Fund, which the Participant is or may be entitled to vote at any meeting of a Fund held after the date this Agreement is executed, whether annual or special and whether or not a postponed or adjourned meeting, or, if applicable, to give written or electronic consent with respect thereto, and to otherwise represent the Participant at the meeting with all powers possessed by the Participant if personally present at the meeting. The Participant hereby revokes all prior proxies for such meetings, affirms that this proxy is given in connection with the Agreement and that this proxy is coupled with an interest and is valid and irrevocable during the term set forth in paragraph c of this Section 9, and ratifies and confirms all that the proxy may lawfully do or cause to be done by virtue hereof.

b.

Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this paragraph: (i) is hereby given full power of substitution and revocation, (ii) may act through such agents, nominees or substitute attorneys and proxies as it may from time to time appoint, and (iii) may provide voting instructions to such agents, nominees or substitute attorneys and proxies in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant.

c.

Term of Power of Attorney and Proxy. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Shares as a beneficial owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. This irrevocable proxy automatically shall be assigned to any successor distributor for the Trust with respect to any Fund if the Distributor ceases to act as Distributor to that Fund. The Distributor may assign this irrevocable proxy to a successor distributor of the Trust with written notice to the Participant. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor, or a successor distributor (as applicable), to serve as its attorney and proxy for the purposes discussed in this Agreement.

10.	INDEMNIFICATION; LIMITATION OF LIABILITY

This Section shall survive the termination of this Agreement.

a.

The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant-Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees, collectively “Losses”) incurred by such Participant-Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable Law; (iv) representations by the Participant, its employees or its agents or other representatives or any Participant Client about the Shares, any participant Indemnified Party or the Trust that is not included in the Trust’s then-current Prospectus; (v) any untrue statement or alleged untrue statement of a material fact contained in any research reports or marketing material prepared by Participant regarding the Funds or any of them or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statements or omission was made or included by the Participant at the written direction of the Trust or the Distributor or taken verbatim (in context and without omission) from the Prospectus or marketing material prepared by the Distributor or the Trust; and (vi) actions of such Participant-Indemnified Party in reliance upon any instructions issued to the Trust, the Distributor or the Transfer Agent reasonably believed by the Trust, the Distributor and/or the Transfer Agent

to be genuine and to have been given by the Participant or an Authorized Person. The foregoing shall not apply to any Losses incurred by such Participant-Indemnified Party arising out of the Participant-Indemnified Party’s own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

b.

The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor-Indemnified Party”) from and against any Losses incurred by such Distributor-Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable Law; (iv) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading other than any statement made in reliance upon information provided to the Distributor, the Trust or any other person on behalf of the Trust or the Fund by the Participant in writing and (v) actions of such Distributor-Indemnified Party in reliance upon any representations reasonably believed by the Participant to be genuine and to have been given by the Distributor. The foregoing shall not apply to any Losses incurred by such Distributor-Indemnified Party arising out of the Distributor-Indemnified Party’s own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

c.

Notwithstanding anything to the contrary in this Agreement, the Distributor, the Transfer Agent and the Fund will not indemnify the Participant for any violations of the federal or state securities laws (or other applicable Law) committed by the Participant through its failure to deliver a Prospectus in connection with the offer or sale of Shares and for any oral or written representation or warranty by Participant that is not contained in the Prospectus.

d.

Notwithstanding anything to the contrary in this Agreement, none of the Participant, the Distributor and the Transfer Agent shall be liable to each other for any Losses under this Agreement arising out of (i) mistakes or errors in data provided in connection with Orders except for data provided by the other or (ii) mistakes or errors by or out of interruptions or delays of communications with a service provider to the Trust.

e.

Each of the Participant, the Distributor and the Transfer Agent undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement.

f.

In the absence of fraud, bad faith, gross negligence, or reckless or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such good faith shall have been grossly negligence in ascertaining the pertinent facts necessary to make such judgment. In no event shall any Party be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such Parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Party be liable for the acts or omission of the CNS Clearing Process, DTC, NSCC, the Custodian or any securities depository, clearing corporation, exchange or communications service.

g.

None of the Distributor, the Transfer Agent or the Trust shall be responsible or liable for any failure or delay in the performance of its obligations or those of its agents under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; extreme weather events, including blizzards, hurricanes, tornados and thunder storms, fires; floods; wards; civil or military disturbances; blackouts; terrorism; breakdowns in communications systems; riots; loss or malfunction of utilities or computer or internet services; labor disputes; acts of civil or military authority or governmental actions.

h.

Neither the Transfer Agent nor the Distributor shall be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

11.	THIRD PARTY BENEFICIARIES

The Distributor and the Participant acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and intend that the Trust shall be a third-party beneficiary of this Agreement and be entitled to enforce all of the terms hereof, including, without limitation, the rights granted in its favor and in favor of the Distributor, the Transfer Agent or the Custodian under this Agreement.

12.	NOTICES

All notices, communications, requests and demands to or upon the respective Parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or email with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission or email transmission, when sent, addressed as follows or at such other address as such party may designate in writing (a change in a party’s contact information below in accordance with this Section shall not be deemed as an amendment to this Agreement). Notwithstanding the above, delivery of any amendment or supplement to the Prospectus or Participant Supplement shall be made via email to the Authorized Persons listed on Annex B.

DISTRIBUTOR:	PARTICIPANT:

Attn: Business Implementation 100 First Stamford Place 5th Floor Stamford, CT 06902 Telephone: (203) 703-6000 Facsimile: (877) 563-3019 Email: Contracts- BusinessDevelopmentGroup@leggmason.com	Attn: Telephone: Facsimile: Email:

TRANSFER AGENT:	IF TO THE TRUST:

Attn: ETF Services Group 101 Barclay Street New York, NY 10286	Attn: Robert I. Frenkel, Esq., Secretary 100 First Stamford Place, 6th Floor Stamford, CT 06902 Telephone: (203) 703-7046 Facsimile: (203) 703-6248 Email: rifrenkel@leggmason.com

13.	COMMENCEMENT OF TRADING

The Participant may not submit an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant; provided, however, that this Agreement shall be immediately effective if the execution of this Agreement supersedes another Authorized Participant Agreement among the Parties that is currently in effect.

14.	DEFINITIONS

The capitalized terms used in this Agreement are defined as follows. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus or in the Participant Supplement. The terms defined below shall include the plural or singular thereof as the context may require.

a.	“1933 Act” means the Securities Act of 1933, as amended.

b.	“1934 Act” means the Securities Exchange Act of 1934, as amended.

c.	“1940 Act” has the meaning provided in the recitals.

d.

“Affiliated Person” shall have the meaning given to it by Section 2(a)(3) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order applicable to the Trust or its investment adviser.

e.	“Agreement” has the meaning set forth in the preamble hereto.

f.

“Authorized Person” means a person that is authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the Participant.

g.	“Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the 1934 Act.

h.	“Business Day” shall mean each day the exchange on which a Fund is listed is open for regular trading.

i.

“Cash Amount” means, (1) in the case of a purchase of a Creation Unit, an amount of cash equal to the difference between the total aggregate value of the Deposit Instruments and the NAV of the Creation Unit; and (2) in the case of a redemption of a Creation Unit, an amount of cash equal to the difference between the NAV of the Creation Unit being redeemed and the total aggregate value of the Redemption Instruments delivered by the Fund in consideration for the Creation Unit, in such case including any cash in lieu amounts.

j.

“Cash Component” means an amount of cash sufficient to pay any applicable transaction fee, redemption fee and any additional fixed and/or variable charges applicable to purchase or redemption transactions effected fully or partially in cash (when, in the sole discretion of the Trust, cash transactions are available or specified), in each case, as disclosed in the Prospectus for the applicable Fund. Without limiting the generality of the foregoing, the term “Cash Component” shall also include any fees, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by a Fund in taking possession of, liquidation of or other use of any collateral posted in lieu of delivery of Deposit Instruments or Shares.

k.

“CNS Clearing Process” means the applicable clearing process specified for any Fund, including but not limited to those effected through the facilities of DTC, the Federal Reserve System, the CNS System, Euroclear, the Custodian, local subcustodians and/or any subset or combination thereof.

l.	“CNS System” means the Continuous Net Settlement clearing processes of NSCC.

m.	“Code” means the Internal Revenue Code of 1986, as amended.

n.

“Contractual Settlement Date” means the date as specified in the Prospectus or in the Participant Supplement upon which delivery of Deposit Instruments, Shares and/or any Cash Amount and/or Cash Component, as applicable, must be made by the Participant to the Trust.

o.	“Creation Unit” means an aggregation of a specified number of Shares as stated in the Prospectus for the applicable Fund.

p.	“Custodian” means The Bank of New York Mellon or such other custodian as the Trust may specify from time to time.

q.

“Deposit Instruments” means an in-kind deposit of a designated portfolio of equity or fixed-income securities or other financial instruments as determined from time to time in the sole discretion of the Trust in accordance with the terms of the Prospectus.

r.	“Distributor” has the meaning set out in the preamble hereto and shall apply to any other distributor as the Trust may specify from time to time.

s.	“DTC” means The Depository Trust Company.

t.	“DTC Participant” means a person that is eligible and authorized to participate in the DTC direct registration system.

u.	“ETF Exemptive Order” means the exemptive order issued by the SEC to the Trust (Investment Company Act Release No. 31920), as the same may be amended from time to time.

v.	“Federal Reserve System” means the central banking system of the United States.

w.	“FINRA” means the Financial Industry Regulatory Authority, Inc.

x.	“Fund” has the meaning set out in the recitals and may include Funds that are formed and offered after the date of this Agreement.

y.	“Fund Information” has the meaning set out in Section 1(h) hereto.

z.

“Law” means any rule, regulation, statute, order, ordinance, guideline, pronouncement, code or other legally enforceable requirement, including common law, state and federal laws or securities laws and laws of foreign jurisdictions and, with respect to a Party, the rules and regulations of any SRO of which such Party or, to the extent relevant to the performance of a Party’s obligations under this Agreement, such Party’s Affiliated Person, is a member or securities market on which Shares are listed.

aa.	“Losses” has the meaning set out in Section 10(a) hereto.

bb.	“NAV” means net asset value.

cc.	“NSCC” means the National Securities Clearing Corporation.

dd.	“Orders” means either Purchase Requests or Redemption Orders or both, as the context requires.

ee.	“Participant” has the meaning set out in the preamble hereto.

ff.	“Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

gg.	“Participating Party” means a Participant who is a member of the NSCC and a participant in the CNS System of NSCC.

hh.

“Participant Supplement” means the handbook and other supplemental materials that accompany, or are made available in connection with, this Agreement that provide revised or additional procedures with respect to a Participant’s transactions with the Distributor and the Trust, as they may be amended from time to time by the Distributor or the Trust and made available to the Participant. The Participant Supplement is incorporated by reference into this Agreement and hereby made a part hereof. It is acknowledged and agreed that the Participant Supplement may be made available solely in an electronic format accessible via the internet. Any changes to the Participant Supplement made available to the Participant subsequent to the date of this Agreement shall also be deemed incorporated by reference herein.

ii.	“Party” means the Distributor, the Participant and the third-party beneficiaries named in Section 11 hereto.

jj.	“Pin Number” has the meaning set out in Section 5(c) hereto.

kk.	“Portfolio Deposit” means the requisite Deposit Instruments and, if applicable, a Cash Amount.

ll.

“Prospectus” means each Fund’s current prospectus, any prospectus supplement and the statement of additional information included in the Trust’s effective registration statement, as supplemented and/or amended from time to time, the contents of which are hereby incorporated into this Agreement by reference.

mm.	“Purchase Request” means an irrevocable order to purchase Shares by a Participant.

nn.	“Redemption Instruments” means in-kind redemption proceeds of a designated portfolio of securities or other financial instruments as determined from time to time in the sole discretion of the Trust.

oo.	“Redemption Order” means a request to redeem Shares by a Participant.

pp.	“Rule 144A Security” has the meaning set forth in Section 2(f) hereof.

qq.	“SEC” means the U.S. Securities and Exchange Commission.

rr.	“Security Breach” has the meaning set out in Section 5(c) hereof.

ss.

“Shares” has the meaning set out in the recitals and shall refer to (i) shares of beneficial interest for a Trust organized as a business, statutory or similar trust or as a partnership and (ii) shares of common stock for a Trust organized as a corporation.

tt.	“SRO” means any self-regulatory organization as such term is defined under the 1934 Act.

uu.	“Transfer Agent” means The Bank of New York Mellon and shall apply to any other transfer agent as the Trust may specify from time to time upon notice to the Participant.

vv.

“Trust” means the registered investment company or companies listed on Annex A, as such Annex A may be revised or supplemented from time to time by the Distributor and provided to the Participant. To the extent more than one Trust is listed on Annex A hereto, this Agreement shall apply to each Trust individually and all references to the “Trust” shall include each Trust as if such Trust was specifically named in the body of this Agreement.

15.	INCORPORATION BY REFERENCE AND PROSPECTUS CONTROLLING

The Participant acknowledges receipt of the Participant Supplement, represents that it has reviewed such document and understands the terms thereof, and further acknowledges that the information and procedures contained therein are incorporated herein by reference. The Participant also acknowledges and agrees that the Prospectus for each Fund may contain, among other things, procedures relating to the creation and redemption of Shares. The Participant hereby acknowledges and agrees that it has the responsibility of reviewing and obtaining familiarity with the Prospectus for the Shares of each Fund in which it transacts. In the event that any information contained in the Participant Supplement is in conflict with the information disclosed in the Prospectus for a Fund, the information contained in the Prospectus shall be controlling.

16.	EFFECTIVENESS, TERMINATION, AMENDMENT AND ASSIGNMENT

This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated immediately pursuant to any automatic termination provision included herein or at any time by any Party upon sixty days prior written notice to the other Parties and may be terminated earlier by a Party at any time in the event of a breach by the other Party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement of the same subject matter between or among the Parties, including without limitation all prior authorized participant agreements with respect to the Trust. This Agreement may not be amended except by a writing signed by all the Parties hereto. For the avoidance of doubt, it is acknowledged and agreed that changes in procedures stated in the Prospectus or Participant Supplement shall not be considered an amendment to this Agreement and shall be effective immediately. This Agreement may not be assigned by the Participant, except in connection with the sale of all or substantially all of the Participant’s business to another party. In the event that another principal underwriter replaces the Distributor as the principal underwriter of the Trust, this Agreement will be deemed to be assigned by the Distributor to such replacement principal underwriter upon notice to, but without any further consent of, the Participant or the Distributor.

17.	ACKNOWLEDGEMENT

The Participant acknowledges receipt of the Prospectus and the Participant Supplement, represents it has reviewed the Prospectus and the Participant Supplement, understands the terms thereof, and it further acknowledges that the procedures contained in the Prospectus and in the Participant Supplement pertaining to the creation and redemption of Shares are incorporated herein by reference.

18.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY AND THE APPELATE COURTS THEREFROM OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.	DELEGATION

It is acknowledged and agreed by the Parties that any action contemplated to be taken by the Trust (including on behalf of itself or any Fund), in the sole discretion of the Trust, may be taken or accomplished by a designee of the Trust.

20.	COUNTERPARTS; SEVERANCE

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentional of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respect benefits, obligations or expectations of the Parties to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

[AP]

By
:
Name:
Title:

LEGG MASON INVESTOR SERVICES, LLC

By :
Name:
Title:

Accepted by:

THE BANK OF NEW YORK MELLON, as Transfer Agent

By :
Name:
Title:

ANNEX A

LIST OF TRUSTS AND THEIR SEPARATE SERIES (FUNDS)

1.	Legg Mason ETF Investment Trust, a Maryland statutory trust, consisting of the following series:

a.	ClearBridge All Cap Growth ETF

b.	ClearBridge Dividend Strategy ESG ETF

c.	ClearBridge Large Cap Growth ESG ETF

d.	Legg Mason Emerging Markets Low Volatility High Dividend ETF

e.	Legg Mason Global Infrastructure ETF

f.	Legg Mason International Low Volatility High Dividend ETF

g.	Legg Mason Low Volatility High Dividend ETF

h.	Legg Mason Small-Cap Quality Value ETF

i.	Western Asset Short Duration Income ETF

j.	Western Asset Total Return ETF

2.	ActiveShares ETF Trust, a Maryland statutory trust, consisting of the following series:

a) ClearBridge	Focus Value ETF

ANNEX B

CERTIFICATE DESIGNATING AUTHORIZED PERSONS

The following employees of [NAME OF PARTICIPANT] (each, an “Authorized Person”) are authorized, in accordance with the Authorized Participant Agreement between [NAME OF PARTICIPANT] and Legg Mason Investor Services, LLC, as such Agreement may be amended from time to time, to act as agent of [NAME OF PARTICIPANT] to submit purchase request and redemption orders (“Orders”) on behalf of [NAME OF PARTICIPANT] and to give instructions or any other notice or request on behalf of [NAME OF PARTICIPANT] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

SECTION A - List of Current Authorized Persons

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

Name:
Title:
E-mail:
Telephone:
Fax:

Signature:

SECTION B - List of Changes to Authorized Persons

The following persons who were not designated as Authorized Persons on Participant’s previous Certificate have been added as Authorized Persons:	The following persons who were included on the Participant’s previous Certificate are no longer Authorized Persons:

1.	1.

2.	2.

3.	3.

4.	4.

The undersigned, does hereby certify that the persons listed in Section A above have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement.

By: Name: Title:

Date:

ACTIVESHARES® ETFS

ACTIVESHARES® ANNEX

to the

AUTHORIZED PARTICIPANT AGREEMENT

This Annex is incorporated by reference into, and is made a part of, the Authorized Participant Agreement between the Participant and Distributor (the “AP Agreement”). For purposes of this Annex, the Participant must either (i) be a DTC Participant or (ii) have the ability to transact through the CNS Clearing Process, and in each case, have executed the AP Agreement and a Confidential Account Agreement with one or more AP Representatives (defined below), each of whom has been approved by the Trust. All capitalized terms used herein, unless otherwise defined, have the same meaning as used in the AP Agreement. This Annex incorporates certain regulatory and procedural requirements unique, and only applicable, to Funds operating pursuant to an exemptive order issued by the SEC to Precidian ETFs Trust, et al., Investment Company Act Release Nos. 33440 (April 8, 2019) (notice), 33477 (May 20, 2019) (order), and an order, dated _____, 2020, issued by the SEC’s Division of Trading and Markets, pursuant to delegated authority, to the Precidian ETF Trust II and certain other parties under the Securities Exchange Act of 1934 (Securities Exchange Act order) (together, the “ActiveShares® Order”), and thus augments the description contained in the AP Agreement.    This Annex shall not be effective unless and until (i) the Participant and each AP Representative through whom the Participant is transacting with the Fund have entered into a Confidential Account Agreement, which is in effect; and (ii) each AP Representative through whom the Participant is transacting with the Fund has entered into an AP Representative Confidentiality & Undertakings Agreement with the Fund and such agreement is in effect.

Please see the Prospectus (including the Statement of Additional Information) for additional information regarding requirements as to the placement of an Order in proper form and the timing of delivery of cash or securities to the Trust. The Parties hereby acknowledge that once an Order has been accepted by the Distributor, it will be unconditional and irrevocable by the Participant, the AP Representative and the Distributor.

1. Appointment	of One or More AP Representatives

Subject to approval by the Trust, as evidenced by an authorized representative of the Trust evidencing its approval by signing below, Participant appoints each of the broker-dealers named below (each, an “AP Representative”) as its agent to carry out the services described herein on the terms described herein. Participant acknowledges and agrees that its appointment of any one or more of the AP Representatives may be revoked by the Trust, the AP Representative or by the undersigned or may otherwise be terminated as provided herein. Participant further acknowledges that it may only transact directly with the Trust on an in-kind or partial in-kind basis through an AP Representative.

Name of AP Representative	Date of Approval by Trust/Effective Date	Signature of Trust Evidencing Approval	Termination Date

2.	AP Representative as Agent with Authority to Transact

The Participant has authorized each AP Representative to act as its agent, in connection with the entry of an Order by the Participant through the Participant’s Confidential Account, pursuant to a Confidential Account Agreement, as evidenced by an authorized representative of the Participant signing below.

The Trust, on behalf of each Fund, hereby agrees that each AP Representative may act as agent to the Participant as described above, as evidenced by an authorized representative of the Trust evidencing its approval by signing below. As indicated in the separate agreement between the AP Representative and the Trust, the AP Representative is not authorized to: (i) disclose the Purchase Basket or the Redemption Basket to the Participant; or (ii) purchase Deposit Securities in a firm commitment, registered underwritten offering.

3.	Dividends and Distributions

The Trust will deliver to the AP Representative for the Participant’s Confidential Account all dividends and distributions on Deposit Securities and Redemption Securities that are owed to the Participant because the Participant was the owner of such securities immediately prior to the time at which the securities began trading ex-dividend. The AP Representative will liquidate any stock or other assets received as distributions from the Fund and will deliver such proceeds, as well as all cash dividends, to the Participant.

The AP Representative will deliver to the Participant or the Fund, as applicable, any cash dividend or other cash distribution on Deposit Securities and Redemption Securities received in the Confidential Account. The delivery shall be made by the AP Representative to the person to whom the payment is due, depending upon which person owned the securities immediately prior to the time at which the securities began trading ex-dividend. In addition, the AP Representative will deliver to the Fund any non-cash distribution on Deposit Securities or Redemption Securities received in the Confidential Account, but due to the Fund, due to the fact that the securities to which the dividend relates began trading ex-dividend after a Creation Order was accepted, and will liquidate and deliver to the Participant the proceeds of any non-cash distribution on Redemption Securities received in the Confidential Account, but due to the Participant, due to the fact the securities to which the dividend relates began trading ex-dividend after a Redemption Order was accepted.

4.	Publication of the Basket

At the beginning of each Business Day, each Fund shall inform the Distributor and the AP Representative whether Purchase Orders and Redemption Orders for such Business Day shall be effected on a cash or partial or full in-kind basis. Each Business Day the Fund will provide to the AP Representative electronically, through a secure file sharing system, the Purchase Basket and the Redemption Basket for an in-kind Purchase Order or Redemption Order, as applicable.

5.	Creation Units

Shares of a Fund may be purchased or redeemed by the Participant through its Confidential Account, directly from the applicable Fund on a cash or partial or full in-kind basis, as specified by the applicable Fund, in its sole discretion and in accordance with the terms of the ActiveShares® Order, in aggregations of Shares constituting a Creation Unit. The number of Shares of a Fund constituting a Creation Unit will be stated in the Fund’s Prospectus. The Participant shall provide its Purchase Order or Redemption Order to the Distributor or to the Transfer Agent, through the order entry system or in such other manner as may be requested by the Distributor or Transfer Agent. The Participant will enter each Purchase Order or Redemption Order in good faith, for the purpose of purchasing or redeeming creation units of the Fund and not for the purpose of trading on material non-public information regarding portfolio securities held by the Fund of to evade Section 10(b) or Rules 10b-5 or 10b5-1 thereunder.

6.	Cash-in-Lieu

A Fund may, in its sole discretion and in compliance with the ActiveShares® Order, permit or require the substitution of an amount of cash to replace any Deposit Securities or Redemption Securities. The Participant shall be responsible for any and all expenses and costs incurred by the Fund in connection with a cash-in-lieu election by the Fund, whether the cash-in-lieu determination was made as a result of a request to the Fund by the AP Representative or initiated by the Fund.

7.	Delivery of Cash Collateral

In the event that the basket of Deposit Securities to be delivered by the AP Representative to the Fund for the Participant in connection with any Purchase Order is missing one or more of the required Deposit Securities on the Contractual Settlement Date for such Purchase Order, the AP Representative, on behalf of the Participant, will notify the Fund of such settlement failure or anticipated settlement failure. Upon notification, the Fund will agree not to treat such Purchase Order as a failed trade or a failed settlement in consideration of the undertaking by the Participant to deliver cash collateral in an amount not less than 105% nor greater than 115% of the market value of the missing Deposit Securities.    The Fund shall notify the AP Representative, as agent for the Participant, of the cash collateral amount and the delivery instructions, and the AP Representative shall notify the Participant, without identifying the Deposit Security or Securities that are missing, of the amount of cash collateral that the Participant is required to post to the Fund. The Participant shall be responsible for delivery of such cash collateral to the AP Representative for on-delivery by the AP Representative to the Fund. Such cash collateral shall be marked-to-the-market daily so that the amount posted with the Fund by the Participant is never less than 105% of the market value of the missing Deposit Securities until the earlier of the acquisition of such

Deposit Securities by the Fund (a “buy-in”) or delivery of the missing Deposit Securities by the AP Representative for the Participant. Nonetheless, the Fund may at any time effect a buy-in with respect to the missing Deposit Securities and use such cash collateral to purchase the missing Deposit Securities without further consultation with the Participant, and the Participant shall be responsible for any shortfall experienced by the applicable Fund in effecting such buy-in as well as related transaction expenses. The Participant understands and agrees that, in the event collateral or the Deposit Securities comprising the Deposit Basket are not fully transferred to the applicable Fund on or prior to the Contractual Settlement Date, a Purchase Order may be cancelled by the Fund and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund and the Distributor related to the cancelled Purchase Order.

8.	Orders Cleared through CNS Clearing Process

Solely with respect to Orders for the purchase or redemption of Creation Units through the CNS Clearing Process, the Trust or its designee, will transmit to NSCC and to the AP Representative, on a confidential basis, the Basket and Cash Amounts and Cash Components, as necessary, with respect to the Purchase Orders and Redemption Orders entered by the Participant for which the Trust and Fund elect to carry out on an in-kind basis. The Participant agrees to be bound by the terms of such instructions issued by the Trust or its designee and reported to the AP Representative and to NSCC, on a confidential basis.

9.	Disclaimer of Liability

Except as otherwise provided by applicable law, none of the Trust, the Fund, the Trust’s Board of Trustees or any other Participant-Indemnified Party (together, “Fund Parties”) shall be liable for any expense, loss, damages, liabilities, demands, charges, claims, penalties, fines or taxes of any kind or nature relating to Purchase or Redemption Orders by the Participant or its agent, the Confidential Account, the AP Representative and/or transactions by the Participant in connection with the AP Agreement, as supplemented by this ActiveShares Annex. The Participant consents to the use of automated systems or services bureaus in connection with transactions under this ActiveShares Annex, including, but not limited to, automated order entry and execution, clearing and settlement, trade matching, custodial, recordkeeping, and reporting systems (“Systems”). The Participant understands and agrees that the use of the Systems entails risks, such as interruption or delays of service, system failure and errors in the design or functioning of such Systems that could cause substantial damage, expense or liability to the Participant. The Participant agrees that none of the Fund Parties will have any responsibility or liability to the Participant in connection with the performance or non-performance of the Systems, or by any exchange, market, clearing organization, clearing firm or other third party of its or their obligations to the Participant. The Participant agrees that no Fund Party will have any responsibility whatsoever for losses resulting from a cause over which such Fund Party has no control, including, without limitation, the failure of Systems, mechanical equipment, operator errors, government restrictions, or Force Majeure events (e.g., earthquake, flood, severe or extraordinary weather conditions, fire, hurricanes, other acts of God, insurrection, war, riots, labor disputes, actions of government, communications or power failures, equipment or software malfunction, or exchange or market suspensions. Under no condition will any Fund Party have any liability for special, indirect, incidental, consequential, punitive or exemplary damages (including lost profits) that the Participant may incur in connection with the AP Agreement and this ActiveShares Annex. This Section shall survive the termination of the AP Agreement and of this ActiveShares Annex.

10.	Indemnification

In addition to its indemnification obligations under the AP Agreement, as supplemented by this ActiveShares Annex, the Participant hereby agrees to indemnify and hold harmless each Participant-Indemnified Party for any loss, liability, cost and expense resulting from any action or inaction by the AP Representative, when acting in its role as agent for the Participant, to the same extent that the Participant would be liable for directly committing that same action or inaction. This Section shall survive the termination of the AP Agreement and of this ActiveShares Annex.